UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2005

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8150 N. Central Expy., Suite 1800, Dallas, TX 75206
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (214) 932-1779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 2, 2005 the Registrant agreed to issue a promissory note (the “Note”) to one investor (the “Investor”) with a principal amount of $2,500,000 (the “Loan”), bearing interest at the rate of 12.5% per annum. The Note is due on demand after May 31, 2006 and may be repaid at any time by the Registrant. The Registrant has agreed to grant to the Investor a security interest in the wells owned and operated by the Registrant and the Registrant’s share of production obtained from such wells.

The Registrant has also agreed to issue to the Investor 41,667 shares of the Registrant’s common stock valued at $125,000 as consideration for providing the Loan.

Item 7.01 Regulation FD Disclosure

On December 2, 2005, the Registrant disclosed the following projected financial information. The assumptions are set forth below.

Projected Income Statement:

Oil & Gas Production	2005	2006	2007

Production -Net MMCF	0	2,931,969	10,833,282
-Net BOE	0	488,661	1,805,547

Net Producing Income	$12,000	$22,063,153	$81,547,605

Operating Expenses	$914,517	$8,251,586	$25,243,735

Operating Income	($926,517)	$13,811,566	$56,303,870

Other (Expenses) Income	$0	($360,476)	($4,224,500)

Net Income (Loss) Before Taxes	($926,517)	$13,451,090	$52,079,370

EBITDA	($926,517)	$19,496,677	$74,417,105

Pro Forma Balance Sheet:

Assets	2005	2006	2007

Total Current Assets	$6,440,075	$3,063,952	$3,981,057

Oil & Gas Properties	$11,382,041	$73,809,255	$225,471,520

Total Assets	$17,822,116	$76,873,206	$229,452,577

Liabilities and Shareholders' Equity

Total Current Liabilities	$133,847	$133,847	$133,847

Long-Term Debt	$0	$15,600,000	$93,600,000

Total Liabilities	$133,847	$15,733,574	$93,733,847

Total Shareholders' Equity	$17,688,269	$61,139,359	$135,718,730

Total Liabilities and Shareholders' Equity	$17,822,116	$76,873,206	$229,452,577

Revolving Credit Facility, Interest Only (7%), Secured By First Lien of Oil & Gas Assets
                        Advance Rate Based on 60% of PV10% of Proved Producing, Subject to Diversity and Seasoning

Projected Reserves Valuation:

Oil & Gas Reserves	2005	2006	2007
Begin Bal. - Net MMCF, PDP	0	25,773	77,819
-Net <BOE	0	4,296	12,970
Begin Bal. - Net MMCF, PUD	0	82,080	263,520
-Net MBOE	0	13,680	43,920
Begin Bal. - Net MMCF, Possible	511,855	402,415	160,496
-Net MBOE	85,309	67,069	26,749
Operations - Net MMCF	2,880	8,640	34,560
-Net MBOE	480	1,440	5,760
Production - Net MMCF	0	1,345	3,745
-Net MBOE	0	224	624

End Bal. - Net MMCF, PDP	2,880	33,068	108,635
-Net MBOE	480	5,511	18,106
PV10% - $M	$12,830	$147,272	$483,816
End Bal. - Net MMCF, PUD	8,640	108,000	367,200
-Net MBOE	1,440	18,000	61,200
PV10% - $M	$38,491	$481,140	$1,635,876
End. Bal. Net MMCF-Possible	500,335	367,856	22,256
-Net MBOE	83,389	61,309	3,709
PV10% - $M	$2,228,990	$1,638,798	$99,150
End. Bal. of Total Reserves - Net MMCF	511,855	508,924	498,091
-Net MBOE	85,309	84,821	83,015
PV10% - $M	$2,280,312	$2,267,210	$2,218,842

The preceding is based upon the following assumptions:

•	the Registrant securing approximately $62,500,000 of equity financing and approximately $90,000,000 in debt financing, in stages, between now and December 31, 2007;
•	total cost per well (including frac) of $2,500,000;
•	initial production per well of 1,000 - 3,000 MCF per day with gross proved reserves of at least 1.8 BCF per well;
•	the Registrant drilling two wells per month beginning in February 2006, four wells per month beginning in January 2007 and eight wells per month in October 2007;
•	completing purchases of acreage under lease agreements; and
•	natural gas prices of at least $8.00 per MCF.

     The preceding statements regarding the Registrant's or its management's intentions, beliefs or expectations, or that otherwise speak to future events, are "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by terminology including “could”, “may”, “will”, “should”, “except”, “plan”, "expect", "project", "estimate", "predict", "anticipate", "believes", "intends", “propose” and the negative of these terms or other comparable terminology. Such statements are based upon the Registrant's current expectations and involve a number of risks, uncertainties and assumptions and should not be considered as guarantees of future performance. These statements include, without limitation, statements about the Registrant's market opportunity, growth strategy, competition, expected exploration and development activities, historical and future reserves, future acquisitions and investments, the adequacy of the Registrant's available cash resources and the availability of future cash resources. Future results and developments discussed in these statements may also be affected by numerous factors and risks beyond the Registrant's control, including political or economic conditions in areas where the Registrant operates, trade and regulatory matters, general economic conditions (including currency and commodity prices), and other factors and risks identified in the Registrant's SEC filings. Readers are cautioned not to place undue reliance on these forward looking statements. The Registrant does not undertake to update, revise or correct any of the forward-looking information. Readers are urged to review and consider closely the disclosures and risk factors in the Company's SEC filings.

ITEM 8.01 OTHER ITEMS

Effective November 30, 2005, the Registrant changed its principal executive office to 8150 N. Central Expy., Suite 1800, Dallas, TX 75206.

The Registrant has rejected leases for approximately 3,500 gross mineral acres located in Comanche County, Texas, which it had received as announced by the Registrant in September 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2005

TERAX ENERGY, INC.

By:	/s/ Lawrence Finn
Lawrence Finn
Interim Chief Executive and
Chief Financial Officer